Exhibit 99.1

XTANT MEDICAL HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated financial information was derived from the historical consolidated financial statements of Xtant Medical Holdings, Inc. (the “Company”) as described in more detail below and is being presented to give effect to:

●	the sale of certain assets relating to the Company’s Coflex and CoFix products (the “Coflex/CoFix Divestiture”) to Companion Spine, LLC and one of its affiliates, Companion Spine SAS (“Companion Spine”), pursuant to the previously disclosed Asset Purchase Agreement dated July 7, 2025 between the Company, Surgalign SPV, Inc., and Companion Spine;

●	the sale of all of the Company’s shares of equity securities of Paradigm Spine GmbH, a wholly owned subsidiary of the Company engaged in the operation of the Company’s hardware business outside of the United States (“Paradigm”), which constituted 100% of the issued and outstanding shares of equity securities of Paradigm (the “Paradigm Divestiture” and together with the Coflex/CoFix Divestiture, the “Divestitures”), to Companion Spine SAS pursuant to the previously disclosed Equity Purchase Agreement dated July 7, 2025 between the Company, Paradigm and Companion Spine; and

●	the related reduction of the Company’s term loan for the application of proceeds from the Divestitures in accordance with the terms of that certain Limited Consent and Amendment No. 3 to Amended and Restated Credit, Security and Guaranty Agreement (Term Loan) with MidCap Financial Trust (“MidCap Consent”) and the estimated reduction in debt issuance costs from such reduction, which MidCap Consent required certain repayments of the term loan debt by the Company as a condition to the Company effecting the Divestitures (collectively, the “Term Loan Reduction”).

Presented below are the following unaudited pro forma condensed consolidated financial statements:

●	Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2025, as adjusted assuming the Divestitures and Term Loan Reduction had occurred on September 30, 2025; and

●	Unaudited Pro Forma Condensed Consolidated Statements of Operations for the nine months ended September 30, 2025 and for the twelve months ended December 31, 2024, as adjusted assuming the Divestitures and Term Loan Reduction had occurred on January 1, 2024.

The following unaudited pro forma condensed consolidated financial information is presented based on assumptions, adjustments, and currently available information described in the accompanying notes. They are intended for informational purposes only and are not intended to represent the Company’s financial position or results of operations had the Divestitures occurred on the dates indicated, or to project the Company’s financial performance for any future period. Accordingly, such information should not be relied upon as an indicator of future performance, financial condition or liquidity. Pro forma adjustments have been made for events that are directly attributable to the Divestitures and factually supportable.

The unaudited pro forma condensed consolidated financial information was prepared in accordance with Rule 8-05 and Article 11 of Regulation S-X and should be read in conjunction with the following: (i) the accompanying notes to the unaudited pro forma condensed consolidated financial information; (ii) the Company’s audited consolidated financial statements for the year ended December 31, 2024 and related notes thereto and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the Securities and Exchange Commission (the “SEC”) on March 6, 2025; and (iii) the Company’s unaudited condensed consolidated financial statements as of and for the nine month period ended September 30, 2025 and related notes thereto and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025 filed with the SEC on November 10, 2025.

XTANT MEDICAL HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

As of September 30, 2025

(In thousands, except number of shares and par value)

	As Reported	Transaction Accounting Adjustments	Notes	Pro Forma
ASSETS
Current Assets:
Cash and cash equivalents	$10,400	$2,964	(a)	$13,364
Restricted cash	241	—		241
Trade accounts receivable, net of allowance for credit losses and doubtful accounts	25,517	(2,314)	(b)	23,203
Inventories	40,714	(7,088)	(b)	33,626
Notes Receivable – Companion	—	8,200	(c)	8,200
Prepaid and other current assets	1,458	(693)	(b)	765
Total current assets	78,330	1,069		79,399
Property and equipment, net	10,009	(2,346)	(b)	7,663
Right-of-use asset, net	3,619	(284)	(b)	3,335
Goodwill	7,302	(1,215)	(b)	6,087
Intangible assets, net	7,060	(6,736)	(b)	324
Other assets	1	—		1
Total Assets	$106,321	$(9,512)		$96,809

LIABILITIES & STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$6,856	$(1,303)	(d)	$5,553
Accrued liabilities	11,535	(230)	(d)(m)	11,305
Advances from sale of Coflex/CoFix assets and international hardware business	5,000	(5,000)	(e)	—
Current portion of lease liability	760	(155)	(d)	605
Current portion of finance lease obligations	44	—		44
Line of credit	11,308	—		11,308
Total current liabilities	35,503	(6,688)		28,815
Long-term Liabilities:
Lease liability, less current portion	2,949	(129)	(d)	2,820
Finance lease obligation, less current portion	22	—		22
Long-term debt, plus premium and less issuance costs	17,404	(4,724)	(f)	12,680
Other liabilities	60	—		60
Total Liabilities	55,938	(11,541)		44,397
Commitments and Contingencies
Stockholders’ Equity:
Preferred stock, $0.000001 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—		—
Common stock, $0.000001 par value; 300,000,000 shares authorized; 140,004,240 shares issued and outstanding as of September 30, 2025	—	—		—
Additional paid-in capital	304,787	—		304,787
Accumulated other comprehensive income (loss)	139	(139)	(g)	—
Accumulated deficit	(254,543)	2,168	(h)	(252,375)
Total Stockholders’ Equity	50,383	2,029		52,412
Total Liabilities & Stockholders’ Equity	$106,321	$(9,512)		$96,809

See notes to unaudited pro forma condensed consolidated financial statements.

XTANT MEDICAL HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Nine Months Ended September 30, 2025

(In thousands, except per share data)

	As Reported	Transaction Accounting Adjustments		Notes	Pro Forma
Revenue
Product revenue	$87,492		$(16,417)	(i)	$71,075
License revenue	14,078		—		14,078
Total Revenue	101,570		(16,417)		85,153

Cost of sales	35,051		(5,429)	(i)	29,622
Gross Profit	66,519		(10,988)		55,531

Operating Expenses
General and administrative	22,082		(4,501)	(j)	17,581
Sales and marketing	34,566		(7,257)	(j)	27,309
Research and development	1,643		(387)	(j)	1,256
Total Operating Expenses	58,291		(12,145)		46,146

Income (Loss) from Operations	8,228		1,157		9,385

Other Expense
Interest expense	(2,953)		854	(k)	(2,099)
Unrealized foreign currency translation gain (loss)	146		(175)	(l)	(29)
Other (expense) income	(18)		18	(l)	—
Total Other Expense	(2,825)		697		(2,128)

Net Income (Loss) from Operations Before Provision for Income Taxes	5,403		1,854		7,257

Provision for Income Taxes Current and Deferred	(487)		1	(m)	(486)
Net Income	$4,916		$1,855		$6,771

Net Income Per Share:
Basic	$0.04	$			$0.05
Dilutive	$0.03	$			$0.03

Shares used in the computation:
Basic	139,366,489				139,366,489
Dilutive	149,912,292				149,912,292

See notes to unaudited pro forma condensed consolidated financial statements.

XTANT MEDICAL HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Twelve Months Ended December 31, 2024

(In thousands, except per share data)

	As Reported	Transaction Accounting Adjustments		Notes	Pro Forma
Revenue
Product revenue	$115,765		$(21,487)	(i)	$94,278
License revenue	1,502		—		1,502
Total Revenue	117,267		(21,487)		95,780

Cost of sales	49,051		(5,951)	(i)	43,100
Gross Profit	68,216		(15,536)		52,680

Operating Expenses
General and administrative	28,691		(5,988)	(j)	22,703
Sales and marketing	49,214		(11,104)	(j)	38,110
Research and development	2,385		(544)	(j)	1,841
Total Operating Expenses	80,290		(17,636)		62,654

(Loss) Income from Operations	(12,074)		2,100		(9,974)

Other Expense
Interest expense	(4,160)		1,236	(k)	(2,924)
Unrealized foreign currency translation gain	5		—		5
Other (expense) income	(33)		2,138	(l)(h)	2,105
Total Other Expense	(4,188)		3,374		(814)

Net (Loss) Income from Operations Before Provision for Income Taxes	(16,262)		5,474		(10,788)

Provision for Income Taxes Current and Deferred	(187)		(1,311)	(m)	(1,498)
Net (Loss) Income	$(16,449)		$4,163		$(12,286)

Net (Loss) Income Per Share:
Basic	$(0.12)	$			$(0.09)
Dilutive	$(0.12)	$			$(0.09)

Shares used in the computation:
Basic	133,665,075				133,665,075
Dilutive	133,665,075				133,665,075

See notes to unaudited pro forma condensed consolidated financial statements.

XTANT MEDICAL HOLDINGS, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1 –Divestitures

On December 1, 2025, Xtant Medical Holdings, Inc. (the “Company”) and Surgalign SPV, Inc., a wholly owned subsidiary of the Company (together with the Company, the “Seller”), completed the sale of certain assets relating to the Company’s Coflex and CoFix products (the “Coflex/CoFix Divestiture”) to Companion Spine, LLC and one of its affiliates, Companion Spine SAS (“Companion Spine”), pursuant to the previously disclosed Asset Purchase Agreement dated July 7, 2025 between the Company, Surgalign SPV, Inc., and Companion Spine, and the sale of all of the Company’s shares of equity securities of Paradigm Spine GmbH, a wholly owned subsidiary of the Company engaged in the operation of the Company’s hardware business outside of the United States (“Paradigm”), which constituted 100% of the issued and outstanding shares of equity securities of Paradigm (the “Paradigm Divestiture” and together with the Coflex/CoFix Divestiture, the “Divestitures”), to Companion Spine SAS pursuant to the previously disclosed Equity Purchase Agreement dated July 7, 2025 between the Company, Paradigm and Companion Spine.

The total purchase price of the Coflex/CoFix Divestiture was $17.5 million (subject to a closing inventory valuation adjustment) (the “Coflex/CoFix Purchase Price”). Of the total purchase price, an aggregate of $7.5 million was previously paid to the Seller in cash as non-refundable deposits, $1.8 million was paid to the Seller in cash at the closing, and $8.2 million was paid to the Seller as an unsecured promissory note issued by Companion Spine to the Seller at the closing, which note will mature on January 15, 2026. Any future reduction to the Coflex/CoFix Purchase Price as a result of the closing inventory valuation adjustment will reduce the principal amount of the Companion Spine promissory note. The total purchase price of the Paradigm Divestiture was $1.7 million (subject to certain cash, indebtedness and net working capital adjustments) (the “Paradigm Purchase Price”), which was paid to the Company in cash at the closing of the Paradigm Divestiture. Any future reduction to the Paradigm Purchase Price as a result of the cash, indebtedness and net working capital adjustments will reduce the principal amount of the Companion Spine promissory note, and if applicable, be paid in cash by the Company.

In accordance with the terms of the MidCap Consent, which required certain repayments of the term loan debt by the Company as a condition to the Company effecting the Divestitures, approximately $8.0 million of the net cash proceeds received by the Company from the Divestitures (including previous deposits received) was used to prepay a portion of the Company’s term loan with MidCap, resulting in $14.4 million remaining outstanding under the term loan as of December 1, 2025, of which up to an additional $1.6 million will be required to be prepaid if and when the promissory note issued by Companion Spine is repaid.

Note 2 – Pro Forma Adjustments

The following adjustments have been reflected in the unaudited pro forma condensed consolidated financial statements:

(a)	Reflects the total aggregate cash proceeds received from Companion Spine subsequent to September 30, 2025 in connection with the Dispositions, net of cash related to Paradigm Spine GmbH.

(b)	Reflects the removal of certain assets relating to the Company’s Coflex and CoFix products and Paradigm related assets transferred to Companion Spine as part of the Divestitures. This includes accounts receivable, inventory, instruments, property and equipment, right-of-use assets, goodwill, intangibles assets, and other assets.

(c)	Reflects the addition of an unsecured promissory note receivable due to the Company from Companion Spine maturing January 15, 2026.

(d)	Reflects the removal of certain liabilities relating to Paradigm transferred to Companion Spine as part of the Divestitures. This includes accounts payable, accrued liabilities, and lease liabilities.

(e)	Reflects removal of the $5.0 million in advances from pending sale of Coflex/CoFix assets and international hardware business received prior to September 30, 2025 as the Divestitures have been completed. $1.5 million of additional advances were received subsequent to September 30, 2025.

(f)	Reflects the reduction of the Company’s term loan for the application of proceeds from the Divestitures in accordance with the terms of the MidCap Consent. Also reflects estimated reduction in debt issuance costs of $0.9 million resulting from the reduction in the Company’s term loan balance.

(g)	Reflects cumulative translation adjustments for converting international subsidiaries from their functional currency to the Company’s reporting currency.

(h)	Reflects the estimated net gain on sale of $3.9 million. The actual net gain on the Divestitures will be recorded in the Company’s consolidated financial statements for the fiscal quarter and year ending December 31, 2025 and may be different from the current estimate.

(i)	Reflects the removal of revenues and costs of goods sold related to the Company’s Coflex/CoFix products and Paradigm.

(j)	Reflects operating expenses which are specific to the Company’s Coflex/CoFix products and Paradigm.

(k)	Reflects the estimated reduction in interest expense for the reduction in the Company’s term loan from MidCap Financial Trust.

(l)	Reflects $31 thousand in other expense related to Paradigm.

(m)	Reflects the estimated tax expense of $1.3 million for the expected tax gain on sale as well as the increase in accrued expenses for this amount payable. The estimated tax impact is subject to change and the actual impact could differ from the results related herein.